Exhibit 99.1

For Immediate Release

ValCom, Inc.

Relocates Corporate Headquarters

to New Jersey

NEW YORK, April 23, 2012 -- ValCom, Inc. (Pink Sheets: VLCO) announced today the relocation of its principal place of business to 429 Rockaway Valley Road, Boonton Township, New Jersey 07005. The move marks an initial step in new management’s plan to revamp ValCom, and the way its board of directors and management intend to run operations.

On April 19th and 20th, members of the board Silvana Manning and Chairman Patrick Willemsen, along with professional staff, traveled to Indian Rocks Beach, Florida where ValCom’s prior headquarters were based, to oversee the inventory and packaging of ValCom records, assets and other materials. On April 22nd all inventory arrived at the new company headquarters. Transportation of Inventory and assets not located onsite in Florida is being coordinated and management anticipates such items being transported to New Jersey in the coming weeks.

The move to Boonton Township, New Jersey is intended to streamline and facilitate greater cooperation and communication among ValCom senior executives and members of the board, as board member and CEO Tim Harrington and board member Silvana Manning reside nearby.

Commenting on the relocation, Mr. Harrington stated that “our new headquarters, which are larger, offer a more professional space, and enable greater technological capabilities, are anticipated to facilitate improved management and administration of ValCom’s operations. Our facilities will also safeguard our assets, and will include the addition of climate controlled, walk-in vaults to house our film, audio and T.V. content library.”

Mr. Harrington continued “last week, a press release was issued by purported shareholders of ValCom remarking on a certain ‘victory’ at an April 12th meeting. It is fallacious and misleading remarks such as these that aim to confuse shareholders and hold our company back from evolving into the effectual and fruitful business our new management strives for. To avoid public confusion, I will briefly reiterate that for a host of reasons set out in ValCom’s press release dated April 12th, this meeting was defectively called and did not take effect. As an added measure of prudence, I personally traveled down to Florida to deliver a notice of adjournment by our Chairman and President, Patrick Willemsen, so that the handful of shareholders that attended would not suffer greater confusion. Unfortunately, we do not believe whoever is behind these harmful deceptions will stop; our management will not only continue to apprise the public in a timely manner of any misleading information disseminated by this person or group, but are also evaluating what legal steps can be taken to suppress their wrongful actions.”

Those shareholders interested in visiting ValCom’s new headquarters are welcome to contact the company to make an appointment.

About ValCom, Inc.

ValCom, Inc. is a diversified, fully integrated, independent entertainment company that has been in operation since 1983. ValCom, Inc., through its operating divisions and subsidiaries, creates and operates full service facilities that accommodate film, television and commercial productions with its four divisions comprised of television and film production, broadcasting (My Family TV Network), distribution, and live theatre. For more information, please visit the company's website at www.valcom.tv

Note About Forward-Looking Statements

With the exception of historical information, this press release may contain forward-looking statements as that are made pursuant to the "safe harbor" provisions as defined within The Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," and similar expressions. In addition, any other statements which contain characterizations of future events or circumstances are forward-looking statements. These statements are based upon management's current expectations as of the date of this press release. Actual results may differ materially from the expectations contained in this press release due to a number of risks and uncertainties relating to our business which are discussed in ValCom's periodic filings with the Securities and Exchange Commission. ValCom, Inc. does not undertake any responsibility to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

For More Information Contact:
Silvana Costa Manning
T: (973) 588-7084